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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement and Post-Effective Amendment No. 1 to Registration Statement No. 33-61884 of Creative BioMolecules, Inc. on Form S-8 of our report dated February 21, 1997, appearing in the Annual Report on Form 10-K of Creative BioMolecules, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 22, 1997